Exhibit 99.1
Dionex Corporation
Management Incentive Bonus Plan
(As Adopted August 4, 2009)
1. PURPOSE
The Plan is intended to increase stockholder value and the success of Dionex Corporation (the “Company”) by motivating Participants (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing Participants with the opportunity to earn incentive awards for the achievement of goals relating to the performance of the Company. The Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the “Code”).
2. OBJECTIVES
Objectives of the Plan are:
(a) Focus management on business objectives and strategy implementation;
(b) Drive growth of revenue and operating income;
(c) Provide a process for goal setting that will align corporate and individual goals, balancing short and long-term corporate goals;
(d) Provide an incentive program to attract, retain and reward quality talent able to successfully lead the company’s businesses; and
(e) Present an incentive plan that is objective, transparent, easy to administer, and which rewards measurable achievements.
3. DEFINITIONS
The following definitions shall be applicable throughout the Plan:
(a) “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.
(b) “Award” means the amount of a cash incentive payable under the Plan to a Participant with respect to a Performance Period.
(c) “Board” means the Board of Directors of the Company, as constituted from time to time.
(d) “Committee” means the Compensation Committee of the Board or another Committee designated by the Board which is comprised of two or more “outside directors” as defined in Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.
(e) “Determination Date” means the latest possible date that will not jeopardize a Target Award or Award’s qualification as performance-based compensation under Section 162(m) of the Code.
(f) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Company from time to time.
(g) “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.
(h) “Participant” means any Employee who is designated as a Participant by the Committee.

(i) “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 6.3 in order to determine the Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.
(j) “Performance Goal” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures and any objectively verifiable adjustment(s) thereto permitted and preestablished by the Committee in accordance with Code Section 162(m): (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales; (vii) revenue; (viii) profits before interest and taxes; (ix) expenses; (x) cost of goods sold; (xi) profit/loss or profit margin; (xii) working capital; (xiii) return on capital, equity or assets; (xiv) earnings per share; (xv) economic value added; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) writeoffs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) operations; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) manufacturing, production or inventory; (xxix) mergers and acquisitions or divestitures; (xxx) financings; and/or (xxxi) customer satisfaction, each with respect to the Company and/or one or more of its affiliates or operating units. Awards issued to Participants who are not subject to the limitations of Section 162(m) of the Code may take into account other factors (including subjective factors).
(k) “Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.
(l) “Plan” means this Dionex Corporation Management Incentive Bonus Plan, as amended from time to time.
(m) “Shares” means shares of the Company’s common stock.
(n) “Target Award” means the target award payable under the Plan to a Participant for the Performance Period expressed as a percentage of the Participant’s annualized base salary.
(o) “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.
4. ADMINISTRATION
4.1 Committee is the Administrator. The Plan shall be administered by the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.
4.2 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
4.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and/or powers with respect to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code.

5. ELIGIBILITY
5.1 Selection of Participants. The Committee, or its designee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. The Committee, or its designee, in its sole discretion, also may designate as Participants one or more individuals (by name or position) who are expected to become Employees during a Performance Period. Participation in the Plan is in the sole discretion of the Committee, or its designee, and on a Performance Period by Performance Period basis. An Employee who is a Participant for a given Performance Period is in no way guaranteed or assured of being selected for participation in any subsequent Performance Period.
6. DETERMINATION OF AWARDS
6.1 Determination of Performance Goals. The Committee, or its designee, in its sole discretion, shall establish the Performance Goals for all eligible Participants for the Performance Period. Such Performance Goals shall be set forth in writing.
6.2 Determination of Target Awards. Each Participant’s Target Award shall be determined by the Committee, or its designee, in its sole discretion, and each Target Award shall be set forth in writing.
6.3 Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee or its designee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals.
6.4 Maximum Awards. The maximum amount of any Awards that can be paid under the Plan to any Participant during any Performance Period is $10,000,000. The Committee reserves the right, in its sole discretion, to reduce or eliminate the amount of an Award otherwise payable to a Participant with respect to any Performance Period. In addition, with respect to Awards issued to Participants who are not subject to the limitations of Code Section 162(m), the Committee reserves the right, in its sole discretion, to increase the amount of an Award otherwise payable to a Participant with respect to any Performance Period.
7. PAYMENT OF AWARDS
7.1 Right to Receive Payment. Each Award that may become payable under the Plan shall be paid solely from the general assets of the Company or the Affiliate that employs the Participant (as the case may be), as determined by the Committee. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. Except as provided in Section 7.4 or 7.5 below, a Participant must be employed by the Company on the date the Award is to be paid in order to receive an Award, and no Award is considered earned under the Plan until such date.
7.2 Timing of Payment. Payment of each Award shall be made as soon as administratively practicable; provided, however, that in the case of any Performance Period based on a fiscal year of the Company (July 1-June 30), in no event shall such payment be made later than September 15th of the fiscal year following the end of the applicable Performance Period.
7.3 Form of Payment and Pro-rated Payments. Each Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Award, in whole or in part, payable in restricted stock or restricted stock units granted under the Company’s 2004 Equity Incentive Plan, or any such other shareholder approved equity compensation plan. The number of Shares of restricted stock or the number of restricted stock units granted shall be determined by dividing the cash amount that might have become payable, in the Committee’s sole discretion, by the fair market value of a Share on the date that such cash amount otherwise would have been paid, rounded up to the nearest whole number of Shares. For this purpose, “fair market value” shall mean the closing price on the Nasdaq Global Select Market for the day in question. Any restricted stock or restricted stock units so awarded shall be either (a) vested immediately or (b) subject to such additional vesting over a period of not more than four years and/or to additional vesting conditions, including specifically additional Performance Goals, as determined by the Committee, in its sole discretion. The number of Shares of restricted stock or the number of restricted stock units to be granted pursuant to the preceding provisions of this Section 7.3 may be increased or decreased if such new award is granted subject to Performance Goals and such new award, as so increased or decreased, otherwise meets the performance-based compensation requirements of Section 162(m) of the Code. Awards will be pro-rated for a period of active employment that is less than a full Performance Period, to include the period of actual eligible participation in the Plan.
7.4 Payment in the Event of Death or Disability. To the extent the Committee, in its sole discretion, permits beneficiary designations, if a Participant dies, or is determined to have a Disability, prior to the payment of an Award that was scheduled to be paid to him or her prior to death, or the determination of a Disability, for a prior Performance Period, the Award shall be paid, in the case of death, to his or her estate, and in the case of Disability, to the Participant or any other person authorized under applicable law.
7.5 Determination of Actual Awards. After the end of each Performance Period, the Committee, or its designee, shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee or its designee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Award payable to any Participant below that which otherwise would be payable under the Payout Formula, including discretion that is exercised through the establishment of additional objective or subjective goals, and (b) determine whether or not a Participant will receive an Award in the event the Participant incurs a Termination of Employment prior to the date the Award is to be paid. Notwithstanding the foregoing, in order to comply with the short-term deferral exception under Section 409A of the Code, if the Committee waives the requirement that a Participant must be employed on the date the Award is to be paid, payout shall occur no later than the 15th day of the third month following the later of (i) the end of the Company’s taxable year in which such requirement is waived or (ii) the end of the calendar year in which such requirement is waived.
8. TERMINATION OF PLAN
8.1 Amendment, Suspension or Termination. The Board or the Committee, each in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.
8.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 8.1 (regarding the Board or the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter.
9. GENERAL PROVISIONS
9.1 Tax Withholding. The Company or an Affiliate, as determined by the Committee, shall withhold all applicable taxes from any Award, including any federal, state and local taxes (including, but not limited to, the Participant’s FICA and SDI obligations).
9.2 No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate, as applicable, to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during or after a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.
9.3 Participation. No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.
9.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
9.5 Successors. All obligations of the Company and any Affiliate under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company and/or such Affiliate, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company or such Affiliate.
9.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
9.7 Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 9.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.
9.8 Section 162(m) Conditions; Bifurcation of Plan. It is the intent of the Company that the Plan and the awards under the Plan to Participants who are or may become persons whose compensation is subject to Section 162(m) of the Code, satisfy any applicable requirements of Section 162(m) of the Code. Any provision, application or interpretation of the Plan inconsistent with this intent shall be disregarded. The provisions of the Plan may be bifurcated by the Board or the Committee at any time so that certain provisions of the Plan, or any award, required in order to satisfy the requirements of Section 162(m) of the Code are only applicable to Participants whose compensation is subject to Section 162(m) of the Code. Notwithstanding the foregoing or any other provision of the Plan, the provisions of the Plan that refer to or reflect the requirements of Section 162(m) of the Code (including, without limitation, the administration of the Plan by a Committee comprised solely of outside directors and the possible use of Performance Goals other than those listed in Section 3(j), including Performance Goals based on subjective factors) shall not be effective unless the Board has submitted the material terms of the Plan to the Company’s stockholders for approval and such approval has been received.
9.9 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
9.10 Requirements of Law. The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

9.11 Governing Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.
9.12 Legal and Ethical Standards. No Participant shall attempt to earn an Award by engaging in any conduct that violates any anti-trust laws, other laws, or the Company’s ethical standards, policies, or practices, including but not limited to the Company’s Code of Conduct. A Participant shall not pay, offer to pay, assign or give any part of his or her Award or anything else of value to any agent, customer, supplier or representative of any customer or supplier, or to any other person, as an inducement or reward for direct or indirect assistance in earning an Award. Any violation of the policy stated above will subject the Participant to disciplinary action up to and including termination of employment and forfeiture of any Award under this Plan to which the Participant otherwise would be entitled.